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                                                                   Exhibit 10.24


                                    AGREEMENT

     AGREEMENT, dated September 23, 1994 (the "Agreement"), between Immunex Corporation, a Washington corporation ("Immunex"), and American Home Products Corporation, a Delaware corporation ("AHP").

     WHEREAS, Immunex entered into the Amended and Restated Agreement and Plan of Merger, dated as of December 15, 1992 (the "Immunex Merger Agreement"), with American Cyanamid Company ("Cyanamid"), Lederle Parenterals, Inc. ("LPI") and Lederle Oncology Corporation ("LOC") and an Amended and Restated Governance Agreement, dated as of December 15, 1992 (the "Governance Agreement"), with Cyanamid and LOC;

     WHEREAS, upon consummation of the merger contemplated by the Immunex Merger Agreement (the "Immunex Merger"), Cyanamid and LPI became the owners of approximately 53.5% of the issued and outstanding common stock of Immunex (the "Immunex Common Stock");

     WHEREAS, the Governance Agreement was entered into by the parties in connection with the Immunex Merger Agreement in order to establish certain terms and conditions concerning (i) the corporate governance of Immunex after the Immunex Merger and (ii) the acquisition and disposition of securities of Immunex by Cyanamid;

     WHEREAS, the resolutions adopted by the Board of Directors of Immunex in connection with the Immunex Merger Agreement, and certain related agreements (each, including the Governance Agreement, a "Subject Agreement") entered into in connection therewith, include the approval (the "Cyanamid Approval") of the Immunex Merger and the Subject Agreements, among other things, for purposes of Chapter 23B.19 of the Washington Business Corporation Act ("Chapter 23B.19");

     WHEREAS, AHP has entered into an Agreement and Plan of Merger, dated August 17, 1994 (as the same may be amended, the "AHP Merger Agreement"), with AC Acquisition Corp. and Cyanamid, pursuant to which AHP proposes to acquire all of the issued and outstanding capital stock of Cyanamid;

     WHEREAS, upon consummation of the tender offer required pursuant to the AHP Merger Agreement, AHP may be deemed to be the beneficial owner of the shares of Immunex Common Stock owned by Cyanamid;

     WHEREAS, AHP (and its affiliates and associates) and Immunex (and its subsidiaries) have had and in the future may continue to have significant business dealings in the ordinary course of business;

     WHEREAS, in light of the foregoing and for the avoidance of doubt, AHP has requested that the Board of Directors of Immunex take action to approve any beneficial ownership by AHP of the Immunex Common Stock to be owned by AHP by reason of the consummation of the tender offer pursuant to the AHP Merger Agreement and to confirm that such approval constitutes effective Board of Directors approval under Section 23B.19.040(1)(a) of Chapter 23B.19; and

     WHEREAS, the Board of Directors of Immunex has, on the terms set forth below, agreed to take such action.

     NOW THEREFORE, in consideration of the foregoing and the other mutual promises and agreements contained herein, Immunex and AHP hereby agree as follows:

  1.   DEFINED TERMS.

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       1.1  Capitalized terms used herein and not defined have the meanings given to such terms in the Governance Agreement.

       1.2 "Subject Company" means Cyanamid and any subsidiary of Cyanamid party to any Subject Agreement.

  2. IMMUNEX BOARD APPROVAL. Immunex represents that (a) attached hereto as Annex A is a true and correct copy of a resolution (the "Resolution") duly adopted by the Board of Directors at its meeting held on September 16, 1994 in connection with and in reliance upon the agreements of the parties set forth herein and (b) such Resolution constitutes effective Board of Directors approval under Section 23B.19.040(1)(a) of Chapter 23B.19 of any beneficial ownership by AHP of the Immunex Common Stock to be owned by AHP by reason of the consummation of the tender offer pursuant to the AHP Merger Agreement.

  3.   PROTECTION OF SUBJECT AGREEMENTS.  During the term of the Governance
Agreement:

       3.1 AHP agrees that (a) it will not take action to cause any Subject Company to violate the obligations of such Subject Company under any Subject Agreement to which it is a party or by which it is bound and (b) it will not fail to permit any Subject Company to take such actions as may be required to be taken by such Subject Company to perform such obligations.

       3.2 If AHP causes the separate existence of any Subject Company to cease (whether by merger, consolidation or other similar business combination transaction), or causes such Subject Company to transfer all or substantially all of its assets in one transaction or in a series of related transactions, AHP will, in connection therewith, make appropriate provision so that any successor to, or transferee of all or substantially all of the assets of, such Subject Company that is an affiliate of AHP will be bound by and required to perform the obligations of such Subject Company under each Subject Agreement to which such Subject Company is a party or by which it is bound.

       3.3 AHP agrees to be bound by the restrictions set forth in Article III of the Governance Agreement to the extent then applicable to Cyanamid. For this purpose, references in such Article to Cyanamid shall be deemed to refer to AHP, MUTATIS MUTANDIS.

       3.4 In the event that Cyanamid shall fail, at any time following completion of the Merger pursuant to the AHP Merger Agreement, to make any payment required under Section 8.01 of the Governance Agreement when due, AHP shall cause Cyanamid to make such payment to Immunex within thirty (30) days following receipt of notice from Immunex that such payment is due but unpaid.

  4. AMENDMENTS; WAIVERS. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Immunex and AHP, or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that no such amendment or waiver by Immunex shall be effective without the approval of a majority of the Independent Directors.

  5. EFFECTIVENESS, TERMINATION. This Agreement will become effective upon the execution hereof by the parties hereto; provided that if the AHP Merger Agreement is terminated for any reason without consummation of the tender offer required pursuant thereto, this Agreement shall be null and void, AB INITIO.

  6. COUNTERPARTS. This Agreement may be executed and delivered (including by way of facsimile transmission) in counterparts, each of which, when executed and delivered, shall be deemed to be an original and both of which, taken together, shall constitute one and the same instrument.

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       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              IMMUNEX CORPORATION



                                   /s/Edward V. Fritzky
                              ----------------------------------
                              Name:  Edward V. Fritzky
                              Title: Chief Executive Officer


                              AMERICAN HOME PRODUCTS CORPORATION




                                   /s/Louis L. Haynes Jr.
                              ----------------------------------
                              Name:  Louis L. Haynes Jr.
                              Title: Senior Vice President and General Counsel

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ANNEX A



     WHEREAS, this corporation entered into the Amended and Restated Agreement and Plan of Merger, dated as of December 15, 1992 (the "Immunex Merger Agreement"), with American Cyanamid Company ("Cyanamid"), Lederle Parenterals, Inc. ("LPI") and Lederle Oncology Corporation ("LOC") and an Amended and Restated Governance Agreement, dated as of December 15, 1992 (the "Governance Agreement"), with Cyanamid and LOC;

     WHEREAS, upon consummation of the merger contemplated by the Immunex Merger Agreement (the "Merger"), Cyanamid and LPI became the owners of approximately 53.5% of the issued and outstanding common stock (the "Immunex Common Stock") of this corporation;

     WHEREAS, the Governance Agreement was entered into by the parties in connection with the Immunex Merger Agreement in order to establish certain terms and conditions concerning (i) the corporate governance of this corporation after the Immunex Merger and (ii) the acquisition and disposition of securities of this corporation by Cyanamid;

     WHEREAS, American Home Products Corporation ("AHP") has entered into an Agreement and Plan of Merger, dated August 17, 1994 (as the same may be amended, the "AHP Merger Agreement"), with AC Acquisition Corp. and Cyanamid, pursuant to which AHP proposes to acquire all of the issued and outstanding capital stock of Cyanamid;

     WHEREAS, upon consummation of the tender offer required pursuant to the AHP Merger Agreement, AHP may be deemed to be the beneficial owner of the shares of Immunex Common Stock owned by Cyanamid;

     WHEREAS, the consummation of the tender offer required pursuant to the AHP Merger Agreement will not modify Cyanamid's duty to perform its obligations under the Governance Agreement;

     WHEREAS, AHP (and its affiliates and associates) and this corporation (and its subsidiaries) have had and in the future may continue to have significant business dealings in the ordinary course of business;

     WHEREAS, in light of the foregoing and for the avoidance of doubt, AHP has requested that this Board of Directors take action to approve any beneficial ownership by AHP of the Immunex Common Stock to be owned by AHP by reason of the consummation of the tender offer pursuant to the AHP Merger Agreement and to confirm that such approval constitutes effective Board of Directors approval under Section 23B.19.040(1)(a) of Chapter 23B.19 of the Washington Business Corporation Act ("WBCA").

     THEREFORE BE IT RESOLVED, that this Board of Directors hereby approves the beneficial ownership by AHP of the Immunex Common Stock to be owned by AHP by reason of the consummation of the tender offer pursuant to the AHP Merger Agreement and hereby confirms that such approval constitutes effective Board of Directors approval under Section 23B.19.040(1)(a) of Chapter 23B.19 of the WBCA subject to due execution and delivery by AHP of the agreement presented to this meeting and attached hereto.

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